Form 8-A

                     Securities and Exchange Commission
                           Washington, D.C. 20549

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                          Grove Property Trust
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           (Exact Name of Registrant as Specified in its Charter)


       Maryland                                      06-1391084
-----------------------------          ------------------------------------
(State of Incorporation or             (I.R.S. Employer Identification No.)
     Organization)

           598 Asylum Avenue
         Hartford, Connecticut                             06105
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(Address of Principal Executive Offices)                (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                   Name of each exchage on which each
    to be so registered                        class is to be registered

Common Shares of Beneficial Interest,         The American Stock Exchange
       par value $0.01 per share

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. [X]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(d),
please check the following box. [   ]

     Securities Act registration statement file number to which this form relates: 333-38183

     Securities to be registered pursuant to Section 12(g) of the Act:  None.
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

          The description of the Registrant's Common Shares of Beneficial Interest, par value $0.01 per share, is contained in Amendment No. 1 ("Amendment No. 1") to the Registrant's Registration Statement on Form S-2 (No. 333-38183) which has been filed with the Securities and Exchange Commission, which description is herein incorporated by reference.

ITEM 2.        EXHIBITS

          The following exhibits are herewith filed with the American Stock
Exchange:


EXHIBIT NO.      DESCRIPTION

   1 The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1996, as amended.

   2 The Registrant's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1997, June 30, 1997, as amended, and September 30, 1997.

   3 The Registrant's definitive Proxy Statement distributed in connection with its Annual Meeting of Shareholders held on June 18, 1997.

   4(a) The Registrant's Third Amended and Restated Declaration of Trust dated March 14, 1997, as amended by the Articles Supplementary dated October 23, 1997.

   4(b)          The Registrant's By-Laws, as amended.

   5             Specimen of the Registrant's Common Shares of Beneficial
                 Interest.

                                  SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereto duly authorized.

                                   GROVE PROPERTY TRUST
                                   (Registrant)


                                      /s/ JOSEPH R. LaBROSSE
                                   By:------------------------------
                                       Joseph R. LaBrosse
                                       Chief Financial Officer,
                                       Secretary, Treasurer and
                                       Trust Manager


Date:  November 14, 1997